Exhibit 10(xi)

AMENDMENT NO. 1 TO THE

McCORMICK & COMPANY, INCORPORATED

2007 OMNIBUS INCENTIVE PLAN

WHEREAS, McCormick & Company, Incorporated (the “Company”) sponsors the 2007 Omnibus Incentive Plan, which was effective as of December 1, 2007 (the “Plan”);

WHEREAS, pursuant to Article IX of the Plan, the Board of Directors may amend the Plan at any time, provided that any material amendment to the Plan must be approved by the Company’s shareholders;

WHEREAS, certain awards under the Plan are subject to Section 409A of the Internal Revenue Code of 1986 (the “Code”), which was generally effective as of January 1, 2005;

WHEREAS, Section N of Article XI of the Plan provides that any award issued under the Plan that is subject to the substantive requirements of Section 409A is intended to comply with those requirements; and

WHEREAS, the Board wishes to amend the Plan to clarify that any award that is subject to Section 409A of the Code and that is payable in connection with a change in control of the Company continues to comply with Section 409A;

NOW, THEREFORE, the Plan is amended, effective December 1, 2007, to insert a new paragraph at the end of Section B of Article VII that provides in its entirety as follows:

Notwithstanding the definition of “change in control” set forth in this Section B, if a change in control occurs and such event does not constitute a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code, the provisions of this Article VII shall continue to apply in their entirety to any Award under the Plan, except that any Award that is not exempt from, and is subject to, Section 409A of the Code, (a) shall vest and otherwise have all conditions and restrictions then outstanding be waived as provided in Section A of this Article VII, and (b) shall not be paid on account of such change in control but shall instead be paid in accordance with its terms.

IN WITNESS WHEREOF, this Amendment No. 1 to the Plan has been executed on behalf of the Company this 19th day of December, 2008.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ Cecile K. Perich
Cecile K. Perich
Vice President Human Relations